Exhibit 23.1





                      Consent of Wolfe and Company, P.C.


 The Board of Directors
 Peerless Mfg. Co.

 We consent to incorporation by reference in the registration statement on Form S-8 (File No. 333-17229) of Peerless Mfg. Co. of our report dated May 2, 2000, relating to the balance sheet of ABCO Industries, Inc. as of September 30, 1999, and the related statement of income and retained earnings, and cash flow for the year then ended, which report appears in the Form 8-K/A of Peerless Mfg. Co. dated May 12, 2000.


                                     /s/ Wolfe and Company, P.C.
                                         -----------------------

 Abilene, Texas
 May 9, 2000